Hammer Fiber Optics Holding Corp Closes the Acquisition of

1stPoint Communications, LLC, Open Data Centers, LLC

and Shelcomm

Piscataway, N.J. November 6, 2018 – Hammer Fiber Optic Holdings Corp d/b/a Hammer Communications (OTCQB: HMMR) announced today that effective November 1, 2018 it has closed on the acquisitions of 1stPoint Communications, LLC, Open Data Centers, LLC and Shelcomm, Inc. the acquisition of Endstream Communications is pending regulatory approval. The terms of the acquisitions were released via an 8K on September 12, 2018 and amended on November 6, 2018.  The structure of the acquisitions is both accretive and non-dilutive to common shareholders.

“Upon closing the acquisitions Hammer now has all of the components in place to begin to execute on its ‘Everything Wireless’ strategy,” said Erik Levitt, Hammer’s Chief Executive Officer. The newly acquired assets include strong intellectual property in over-the-top technology such as hosted carrier switching for both voice and SMS, CLEC licenses in Florida and New York, and a nationwide Commercial Mobile Radio Services License. Through its subsidiaries Hammer will complement its carrier offerings with a variety of hosting services including cloud computing, virtual servers, virtual desktop and collaboration tools that fully integrate voice, video, messaging and file sharing. Open Data Centers offers colocation from its Piscataway, NJ facility as well as its edge data center in Homewood, Alabama.

Hammer’s ‘Everything Wireless’ strategy will include four key services: high speed fixed wireless using the proprietary Hammer Wireless® AIR technology, Mobility, OTT and Smart City.  “Our intention is to provide these services both directly to consumers as well as through unique programs such as the Mobile Network Service Provider (MNSP) program, announced jointly earlier in 2018,” said Kristen Vasicek, 1stPoint’s Director of Marketing.

“Wireless communications, mobility and cloud services represent the future of our industry,” said Levitt. “Whether it’s in the United States, developed or developing economies, Hammer’s breadth of services now has a place in markets worldwide.”

About Hammer

Hammer Fiber Optic Holdings Corp. (OTCQB:HMMR) is a telecommunications company investing in the future of wireless technology. Hammer’s “Everything Wireless” go to market strategy includes the development of high-speed fixed wireless service for residential and small businesses using its wireless fiber platform, Hammer Wireless® AIR, over-the-top services such as voice, SMS and video collaboration services, the construction of smart city networks and hosting services including cloud and colocation. For more information contact Frank Pena at fpena@hammerfiber.com.

Forward Looking Statements

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